SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

        Date of Report (date of earliest event reported): August 29, 2002

                              GEOWORKS CORPORATION
             (Exact name of registrant as specified in its charter)

    Delaware                 000-23926                       94-2920371
(State or other       (Commission File Number)      (IRS Employer Identification
jurisdiction of                                                Number)
incorporation)

          6550 Vallejo Street, Suite 102                        94608
                  Emeryville, CA                             (Zip Code)
     (Address of principal executive offices)

Registrant's telephone number, including area code: (510) 428-3900


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Items 1-4. Not Applicable.

Item 5. Other Events.

      On September 4, 2002, Geoworks Corporation, a Delaware corporation (the "Registrant"), issued a press release entitled "Geoworks Receives Notice of Nasdaq Delisting and Appeals." The text of the press release is filed herewith as Exhibit 10.3 and incorporated herein by this reference. The press release announced that on September 29, 2002, the Registrant received notice from The Nasdaq Stock Market that its common stock would be delisted from the Nasdaq SmallCap Market on September 6, 2002, primarily due to non-compliance with its minimum bid and minimum net equity rules, unless the Registrant elected to appeal this action. The Company filed an appeal on September 4, 2002, which will stay the delisting pending an oral hearing, which is expected to take place within 30 to 45 days. Nevertheless, the Registrant expects that its common stock will be delisted after the hearing. The press release also contained cautionary statements identifying important factors that could cause actual results to differ materially from those described in forward-looking statements made by the Registrant in the press release.

Item 6. Not Applicable.

Item 7. Exhibits.

      10.3 Press release dated September 4, 2002.

Item 8. Not Applicable.

Item 9. Not Applicable.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 5, 2002                 Geoworks Corporation


                                        By: /s/ Timothy J. Toppin
                                            -------------------------------
                                            Timothy J. Toppin
                                            Vice President, Chief Financial
                                            Officer and Secretary


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EXHIBIT INDEX

Exhibit No.     Description

10.3            Press release dated September 4, 2002.


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